Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the following Registration Statements of The Interpublic Group of Companies, Inc. (the “Company”), of our report dated February 13, 2001, with respect to the consolidated financial statements of Deutsch, Inc. and Subsidiary and Affiliates as of December 31, 2000, which appears in this Current Report on Form 8-K: Registration Statements on Form S-8 No. 2-79071; No. 2-43811; No. 2-56269; No. 2-61346; No. 2-64338; No. 2-67560; No. 2-72093; No. 2-88165; No. 2-90878; No. 2-97440; and No. 33-28143, relating to the Stock Option Plan (1971), the Stock Option Plan (1981), the Stock Option Plan (1988) and the Achievement Stock Award Plan of the Company; Registration Statements on Form S-8 No. 2-53544; No. 2-91564; No. 2-98324; No. 33-22008; No. 33-64062; and No. 33-61371, relating to the Employee Stock Purchase Plan (1975), the Employee Stock Purchase Plan (1985) and the Employee Stock Purchase Plan of the Company (1995); Registration Statements on Form S-8 No. 33-20291 and No. 33-2830 relating to the Management Incentive Compensation Plan of the Company; Registration Statements on Form S-8 No. 33-5352; No. 33-21605; No. 333-4747; and No. 333-23603 relating to the 1986 Stock Incentive Plan, the 1986 United Kingdom Stock Option Plan and the 1996 Stock Incentive Plan of the Company; Registration Statements on Form S-8 No. 33-10087 and No. 33-25555 relating to the Long-Term Performance Incentive Plan of the Company; Registration Statement on Form S-8 No. 333-28029 relating to The Interpublic Outside Directors’ Stock Incentive Plan of the Company; Registration Statement on Form S-8 No. 33-42675 relating to the 1997 Performance Incentive Plan of the Company; Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 No. 333-59254 relating to the True North Communications Inc. Stock Option Plan and the Bozell, Jacobs, Kenyon & Eckhardt, Inc. Stock Option Plan; Registration Statement on Form S-8 No. 333-89896 relating to the 2002 Performance Incentive Plan of the Company. We also consent to the incorporation by reference in the Registration Statement on Form S-3 No. 333-44512, relating to the public offering of 7 7/8% notes of the Company; Registration Statement on Form S-3 No. 333-53592 related to the public offering of shares of the Company and No. 333-82368 related to the public offering of zero-coupon convertible senior notes of the Company, of our report dated February 13, 2001, which appears in this Report on Form 8-K. It should be noted that we have not audited any financial statements of Deutsch, Inc. and Subsidiary and Affiliates subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

/S/    J.H. COHN LLP

J.H. Cohn LLP

Roseland, New Jersey

September 9, 2003